--------------------------------------------------------------------------------
                                EXHIBIT 1.(10)
                   FORM OF APPLICATION FOR VARIABLE UNIVERSAL
                              LIFE INSURANCE POLICY

--------------------------------------------------------------------------------
    Application for Variable Universal Life              AUL

    American United Life Insurance Company (R)
         One American Square
         P.O. Box 7127
         Indianapolis, IN 46206-7127
         Telephone #: (800) 863-9354

The amount and duration of the death benefit may vary based on the investment performance of the separate accounts' investment return. The cash value may increase or decrease based on the investment performance of the separate accounts' investment return.

1.   Basic Policy      __ Flexible Premium VUL (FPVUL)   __ Last Survivor Flexible Premium VUL (LSFPVUL)
      Plan                                                      (Need to complete Supplemental App on Proposed
                                                                 Second Insured named below)
                       __ Single Premium VUL (SPVUL)     __ Last Survivor Single Premium VUL (LSSPVUL)
                                                                (Need to complete Supplemental App on Proposed
                                                                 Second Insured named below)
                                                            Name:______________________________

--------------------------------------------------------------------------------
2. Proposed Primary Insured

Last Name:___________________ First Name: ______________ MI: __________________
__ Male        Date of Birth:______\______\_______ Birth State: _______________
__ Female                    (Month) (Day) (Year)
Height:__ ft. __in. Weight: _____ lbs. __ Gained __ Lost ___lbs. in past yr. SS#:__________________ Home Phone#:_____________ Other Phone:________________
Residence Address (Street):____________________________________________________
City:_______________ State: _______________ Zip Code: ______  County:__________
Country: ________________  No. of Years At This Address:_______________________
U.S. Citizen: __ Yes __ No If no, is the Proposed Insured a permanent resident?
__ Yes __ No How long residing in the United States?__ Months __ Year(s) Occupation:________________ Name of Employer:________________ Years Employed:__ Employer Address:_______________City: ____________ State:____ Zip Code:_______

                                                                  3-14253 (2/99)

3. Proposed Primary Insured's First Beneficiary (If multiple beneficiaries are named, proceeds are share and share alike)
Last Name:_____________________ First Name:___________________ MI: _____
SS# or Tax ID #:_______________________    Date of Birth:______\_____\_________
                                                         (Month) (Day) (Year)
Home Phone#:_________ Relationship to the Proposed Insured:____________________ Full Name of Corporation or Trust: ___________ Date of Trust:_____\_____\______
                                                            (Month) (Day)(Year)
Last Name: ______________    First Name:_________________________ MI: _________
SS# or Tax ID #:_______________________    Date of Birth:______\_____\_________
                                                         (Month) (Day) (Year)
-------------------------------------------------------------------------------

4. Proposed Primary Insured's Second Beneficiary (If lawful children is not selected, complete the rest of this section.)
__ Any lawful children of the proposed insured, share and share alike.
Last Name:_____________________ First Name:___________________ MI: _____
SS# or Tax ID #:_______________________    Date of Birth:______\_____\_________
                                                         (Month) (Day) (Year)
Home Phone#:_________ Relationship to the Proposed Insured:____________________ Full Name of Corporation or Trust: ___________ Date of Trust:_____\_____\______
                                                            (Month) (Day)(Year)

If any second beneficiary is not living at the time a death benefit is payable, the then living lawful children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.
-------------------------------------------------------------------------------

5. Policy Owner (If a Trust, give Trust Name and Trust Date) (If Joint Owner, complete Multiple Ownership Form)
__ Proposed Primary Insured (If this box is checked, complete last question in this section.)

(If the Owner is not the Proposed Primary Insured OR the Proposed Primary Insured is a Juvenile, complete the rest of this section.)

Last Name:_____________________ First Name:___________________ MI: _____
__ Male    __ Female   Birth State:____________
SS# or Tax ID #:_______________________    Date of Birth:______\_____\_________
                                                         (Month) (Day) (Year)
Home Phone#:_________ Relationship to the Proposed Insured:____________________ Full Name of Corporation or Trust: ___________ Date of Trust:_____\_____\______
                                                            (Month) (Day)(Year)
__ Custodian under ________________________________UGMA, UTMA
                                (State)
Last Name:_____________________ First Name:___________________ MI: _____
__ Contingent Owner Relationship to the Proposed Insured:_________________ Last Name:_____________________ First Name:___________________ MI: _____

Is any Proposed Owner an associated person of another NASD member? __ Yes __ No If "Yes", list which owner. ___________________________________________________

                                                                  3-14253 (2/99)

6. Mailing Address of Owner ( All notices and correspondence will be sent to this address.)

Street Address:_________________________________________________________________
City: _______________________  State: _____________________ Zip Code: __________

--------------------------------------------------------------------------------
7.  Plan Information

Face Amount: $_______(Minimum $50,000 - If Plan is Single Premium, Leave Blank)

Death Benefit __ Face Amount (Option 1) __ Face Amount Plus Account Value
Option:                                   (Option 2) If Plan is Single Premium,
                                           Option 2 is Not Available

Is this application part of a Qualified Retirement Plan? (Defined Benefit, Money Purchase, Profit Sharing, 401(k) __ Yes __ No (If "Yes", please explain)
____________________________________________

                                                                  3-14253 (2/99)

8. Rider Information (An X indicates rider availability by plan.) If Other Insured Rider Applied For or Last Survivor, Must Complete Supplemental App

Rider Type             Additional Rider Info    FPVUL   LSFPVUL  SPVUL  LSSPVUL
-------------------------------------------------------------------------------
_ Waiver of Monthly    (Issue Ages 0-55)          X        X       X       X
   Deduction for
    Disability

_ Waiver Premium for   Benefit Amt:$________      X        X
   Disability           (Issue Ages 0-55)

_ Guaranteed           Face Amt: $__________      X
   Insurability Option  ($10,000 Min; $50,000 Max)
                        (Issue Ages 0-39)

_ Children's Benefit   No. of Units: _______      X        X
   Rider*              (1 Unit Min; 20 Units Max)
                       (Eligible Issue ages 14 days
                           to 20)
-------------------------------------------------------------------------------
    *  Complete additional information in Section 15.
-------------------------------------------------------------------------------
_ Same Insured         Face Amt: $_________       X        X
                        (S10,000 minimum)
                        (Issue ages 0-85)

_ Other Insured #1     Face Amt:$__________       X        X
 Name ____________      ($10,000 minimum)
                        (Issue ages 0-85)

_ Other Insured #2     Face Amt: $_________       X                 X
 Name ____________      ($10,000 minimum)
                        (Issue ages 0-85)

_ Guaranteed Min. DB   (Issue Ages 0-80)          X        X

_ Automatic Increase   Std Risks Only             X        X
                       (Issue Ages 0-55)

_ Long Term Care       (Issue Ages 40-80)                           X      X
   Accelerated Death    (only available with
   Benefit               100% initial maximum
                         premium option)

--------------------------------------------------------------------------------
9. Premium Information

   Single Premium Only: _ 80% _ 90% _ 100% of Initial Maximum Premium
   Initial Premium:$ ____________________  How Much is 1035 Money?______________
   -----------------------------------------------------------------------------
                (If Plan is Single Premium, Do Not Complete Section Below)

   Premium Mode: _ Annual _ Semi-Annual
                 _ Automatic Premium Payment
                 _ Add This Premium to Existing APP for Policy # _______________

   Initial Premium:$ ____________________  How Much is 1035 Money?______________
   Planned Modal Premium: $______________
   Automatic Scheduled                     Percentage _ 5% _ 10%
   Premium Increase: $___________________  Increase: _ Other _________________



10.  Special Requests/Additional Information
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________

                                                                  3-14253 (2/99)

11.Existing Life Insurance (List all existing life insurance on Proposed Insured. If none, check the box.)

 _ None     Indicate if Coverage is Being Replaced. If 1035, complete Assignment for 1035 Exchange Form.

   Amount     Iss. Yr.       Type          Company                No   Yes  1035
   -----------------------------------------------------------------------------
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________

--------------------------------------------------------------------------------
12. Other Coverage (complete for the Proposed Insured)

     a. Has any company declined, postponed, modified, cancelled or refused to renew, reinstate or issue insurance? _ Yes _ No (If yes, provide details including Name of Company and Reason)
          ______________________________________________________________________
          ______________________________________________________________________

     b. Is any other life insurance application now pending or contemplated with any other company? _ Yes _ No (If yes, provide details including Name of Company)
          ______________________________________________________________________
          ______________________________________________________________________

--------------------------------------------------------------------------------
13. Other Long Term Care Coverage (complete only if applying for Long Term Care Rider.)

     a. Do you have another long-term care insurance policy or certificate in force (including health care service contract, health maintenance organization contract)? _ Yes _ No

     b. Did you have another long-term care insurance policy or certificate in force during the last twelve (12) months? _ Yes _ No
               1. If so, with which company? ___________________________________
               2. If that policy lapsed, when did it lapse?_____________________

     c. Are you covered by Medicaid? (Medicaid is government funded health insurance for the poor. You are covered by Medicaid if you receive Supplemental Security Income (SSI), or if you have been found eligible for Medicaid by your State Welfare Department.) _ Yes _ No

     d. Do You intend to replace any of your medical or health insurance coverage with this policy? _ Yes _ No
--------------------------------------------------------------------------------

14.  Existing  Health  Insurance  (Complete  only if applying for Long Term Care
Rider)

     List any other health insurance policies that have been purchased by the proposed insured:
     a.   List policies  which  are  still in force.
     b. List policies purchased in the past five (5) years which are no longer in force.

     Insured's          Insuring         Being  Replaced      Type of       Year
       Name         Company's  Name       or Changed?        Insurance    Issued
   -----------------------------------------------------------------------------
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
                                                                  3-14253 (2/99)

15.  Other Information (Complete for the Proposed Insured)

     a. Have you been convicted of a driving violation, had your license suspended or restriction placed on your license within the past 5 years? (If yes, give details) _ Yes _ No

          Driver's Lic#: ________________________ State of Issue:_______________

     b. Have you participated in any vehicle racing, parachuting, hang gliding, scuba diving or ballooning within the past 2 years, or is any such activity contemplated? (If yes, complete Sports Questionnaire)
           _ Yes _ No

     c. Have you flown within the past 3 years as a pilot, student pilot, crew member or had any flying duties or is any such activity contemplated? _ Yes _ No (If yes, complete Aviation Supplement)

     d. Do you contemplate travel or residence in a foreign country within the next 12 months? _ Yes _ No (If yes, provide complete details including destination) _________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

--------------------------------------------------------------------------------
16.  Tobacco Use (Complete for the Proposed Insured)
     Has the Proposed Insured:
     a.   Ever used tobacco in any form? _ Yes _ No
     b.   Used tobacco in any form within the past 12 months? _ Yes _ No
          (If yes, check appropriate boxes below)

                    Cigarettes      Packs      Cigars/   Smokeless     Other:
                                   Per Day      Pipe                  Patches/
                                                                    Nicotine Gum
   Primary Insured      ___         ____        ____        ___        ____

                                                                  3-14253 (2/99)

17. Underwriting Information (Complete in Proposed Policy Owner/Applicant's Presence.)

     Complete in Proposed Policy Owner/Applicant's presence. If the Proposed Insured is a Juvenile, questions (a) through (d) apply to the Applicant.

     a. Annual income from occupation $ _________________________
     b. Annual income from other sources $_______________________
          Indicate Source(s) for b. ___________________________________________
                                      (Dividends, Rental Income, Interest, Etc.)
     c. Projected income for next 12 months $____________________
     d. Estimated net worth (excluding home) $___________________

     Has the Proposed Insured used a different name within the last five years? _ Yes _ No (If yes, list names) ___________________________________________

     If the Proposed Insured is a Juvenile, are all brothers and sisters (if any) insured for an amount equal to or greater than the Proposed Insured? (If no, explain) __________________________________________________________


     If the Proposed Insured is a Juvenile, what is the total amount of life insurance in force on the parent(s)? $_____________________________________

     Dependent children proposed for Children's Benefit Rider (eligible ages 0-20):

     Print Full Name     Relationship      Birth Date      Height        Weight
     ---------------------------------------------------------------------------
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

     Are all children listed? _ Yes _ No (Explain why not)
     ___________________________________________________________________________
     ___________________________________________________________________________

     Are all children listed now living with Proposed Insured? _ Yes _ No (Explain why not)
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

     Has any child proposed for insurance been diagnosed or treated by a member of the medical profession for: (ME residents, do not check the Acquired Immune Deficiency Syndrome box if you have not developed symptoms of the disease.)


     _ Diabetes _ Asthma _ Cancer _ Leukemia   _ Depression _ Seizures
     _ Acquired Immune Deficiency Syndrome     _  Mental or Emotional Disorder
     _ Disorder of the Lungs, Kidneys or Blood _ Disorder of the Heart or Lungs

     Any other  abnormality not listed above? _ Yes _ No  Please explain.
     ___________________________________________________________________________
     ___________________________________________________________________________

     Is any child proposed for insurance currently taking any medication or treatment? _ Yes _ No

     Name(s) and  address(es)  of  personal  physicians?
     ___________________________________________________________________________
     ___________________________________________________________________________

     Date(s)  last seen:
     ___________________________________________________________________________

     Reason(s)  last seen:
     ___________________________________________________________________________
     ___________________________________________________________________________

     Had any child proposed for insurance used amphetamines, cocaine, marijana, barbituates, or other drugs? _ Yes _ No

                                                                  3-14253 (2/99)

18. Proposed Insured Health History (If paramed is required DO NOT complete the "Answers Made to the Medical Examiner" Form. If paramed not required, complete the Answer Made to the Medical Examiner" Form, Part II. If applying for simplified issue and all questions are answered "no," DO NOT complete the "Answers Made to the Medical Examiner" Form.)

     Name of Personal Physician: (If none, so state)____________________________ Street:_____________ City:____________ State _________ Zip Code: ________
     Reason Last Consulted:________________________ Date: ______________________
     What treatment was given or medication prescribed? ________________________

     Has the Proposed Insured:                 Give details for any Yes answers.
     (If yes, circle and explain.)             Identify the question number.
                                               Circle applicable item in
                                   Yes    No   question.
     ---------------------------------------------------------------------------
     a. Been treated by a          _      _    _________________________________
        physician or other health              _________________________________
        care professional within               _________________________________
        the past 10 years for any of           _________________________________
        the following: Heart                   _________________________________
        trouble, stroke, heart                 _________________________________
        murmur, elevated blood                 _________________________________
        pressure, lung or                      _________________________________
        respiratory disorder,                  _________________________________
        kidney disorder, tumor,                _________________________________
        cancer, digestive disorder,            _________________________________
        diabetes, nervous or mental            _________________________________
        disorder? (If diabetes is              _________________________________
        circled, complete  Diabetes            _________________________________
        Questionnaire)                         _________________________________

     b. Consulted a physician or   _      _    _________________________________
        been examined or treated at            _________________________________
        a hospital or other medical            _________________________________
        facility in the last five              _________________________________
        years? ME residents, you               _________________________________
        may answer this question               _________________________________
        "No" if you have tested                _________________________________
        positive for HIV and have              _________________________________
        not developed symptoms of              _________________________________
        the disease Acquired                   _________________________________
        Immune Deficiency                      _________________________________
        Syndrome.                              _________________________________

     c. Ever used narcotics,       _      _    _________________________________
        barbiturates, amphetamines,            _________________________________
        cocaine, LSD, marijuana or             _________________________________
        hallucinogenic drugs,                  _________________________________
        unless administered                    _________________________________
        on the advice of a physician?          _________________________________

     d. Ever received counseling   _      _    _________________________________
        or treatment for the use of            _________________________________
        alcohol or drugs, or have              _________________________________
        you ever been a member of              _________________________________
        any support group for the              _________________________________
        use of alcohol or drugs?               _________________________________

                                                                   3-14253(2/99)

A.   DURING THE PAST 10 YEARS (7 YEARS                  B.  DURING THE PAST 5 YEARS HAS
     IN MARYLAND) HAS ANY PERSON PROPOSED                   ANY PERSON  PROPOSED FOR INSURANCE:
     FOR INSURANCE BEEN DIAGNOSED AS HAVING,
     OR BEEN TREATED FOR:

     1.   heart attack; high blood                          1.   had any illness, disease, or injury not
          pressure; stroke; or other disorder                    mentioned in question A?
          of the heart or blood vessels?                          __ Yes       __ No
           __ Yes       __ No

     2.   cancer; tumor; cyst; disorders of                 2.   been advised to take or is now taking
          the lymph gland, thyroid; chronic                      treatment or medication?
          fatigue; leukemia, or any other                         __ Yes       __ No
          blood abnormalities?
           __ Yes       __ No

     3.   diabetes or other endocrine                       3.   had a checkup or consultation with a
          disorder; sugar, albumin or blood                      physician?
          in urine; stone or other disorder of                    __ Yes       __ No
          kidney, bladder, or prostate?
           __ Yes       __ No

     4.   lung or chronic respiratory                       4.   had any diagnostic test, such as an
          disorder, asthma; bronchitis;                          electrocardiogram, X-ray, MRI, CT scan,
          emphysema; pneumonia;                                  biopsy, or blood study?
          tuberculosis; or any other disorder                    __ Yes       __ No
          of the respiratory system?
          __ Yes       __ No

     5.   intestinal bleeding; ulcer;                       5.   had any surgery?
          hepatitis; or other disorder of                         __ Yes       __ No
          stomach, liver, intestine, or
          gallbladder or pancreas?
           __ Yes       __ No

     6.   any disease or disorder of the                    6.   been advised to have any diagnostic test,
          reproductive organs; or breasts?                       hospitalization, or surgery which has not
           __ Yes       __ No                                    been completed?
                                                                  __ Yes       __ No

     7.   syphilis; gonorrhea; genital                      7.   been an inpatient or outpatient or are
          herpes, genital wart; or any other                     currently confined in a hospital, institution,
          sexually transmitted disease;                          clinic, sanitorium, or other medical
          recurrent unexplained fevers;                          facility?
          Acquired Immune Deficiency                              __ Yes       __ No
          Syndrome (AIDS); AIDS Related
          Complex (ARC); or Human
          Immunodeficiency Virus (HIV)?
           __ Yes       __ No

     8.   brain, mental, or emotional                       8.   been confined in an extended care facility,
          nervous disorder, fainting;                            nursing home, hospice, or immediate care
          convulsions; paralysis;                                facility; or received home nursing or
          depression; anxiety; frequent                          nursing home care?
          recurring headaches; any other                          __ Yes       __ No
          disease or disorder of the nervous
          system; attempted suicide; or ever
          been counseled for any of the
          above?  __ Yes       __ No

     9.   arthritis; gout, loss of limb or                  9.   required assistance to perform daily living
          deformity; disorder of bone, joint                     activities such as bathing, dressing,
          muscle, back; spine or neck; skin                      driving, shopping, walking, or getting up
          disorder, or any other disorder of                     and down?
          the skeletal system?                                    __ Yes       __ No
           __ Yes       __ No

     10.  disease or disorder of eye, ears,
          nose, or throat?    __ Yes       __ No


C.   HAS ANY PERSON PROPOSED FOR INSURANCE:

     1.   used tobacco in any form within the last 12
          months?   __ Yes       __ No

     2.   used amphetamines, barbiturates, cocaine,
          narcotics, marijuana, or other depressant,
          excitant, or hallucinatory drugs, unless
          administered on the advice of your
          personal physician?    __ Yes       __ No

     3.   had a parent, brother, or sister with a
          history of diabetes, cancer, heart or
          circulatory disorders? (If "Yes, give ages
          if alive or ages and cause of death, if
          deceased)    __ Yes       __ No

D.   DOES ANY PERSON PROPOSED FOR INSURANCE
          currently participate in a regular
          exercise program?   __ Yes       __ No

DETAILS OF "Yes" answers.  (IDENTIFY  QUESTION NUMBER,  CIRCLE APPLICABLE ITEMS:
Include diagnosis, dates, duration and names and addresses of all attending physicians and medical facilities.)

                                                                  3-14243 (2/99)

20.  Investment Objectives

     Capital Appreciation    Capital Preservation          Current Income
     __ Aggressive           __ Income Primary             __ Prudent Yield
     __ Conservative         __ Income Secondary           __ Aggressive Yield
     __ Balanced Approach

--------------------------------------------------------------------------------
21. Suitability Statement by Applicant (Representative is required to ask for this information)

     a. Do you believe that this contract is suitable to meet your investment objectives and financial needs?

     b. Do you understand that the amount and duration of the death benefit may vary based on the investment performance of the separate accounts' investment return?

     c    Do you  understand  that the  account  value may  increase or decrease
          based  on  the  investment   performance  of  the  separate  accounts'
          investment return?

      d.  Nominal Tax Bracket:_________ %  Filing Status: _ Single _ Married
                                                          _ Head of Household
-------------------------------------------------------------------------------
22.  Investment Account Allocation (Total Must Equal 100%)

Indicate the Investment Account Allocations for the Premium Payment(s) in increments of 1% (premiums will be applied to the AUL American Money Market Account if allocation is not specified or does not total 100%):


Premium           Investment             Premium            Investment
Allocation        Allocation           Allocation           Allocation
--------------------------------------------------------------------------------
  __%       American Century Value          __%        Fidelity (VIP) Growth
  __%       American Century Income &       __%        Fidelity (VIP) High
              Growth                                     Income
  __%       American Century VP             __%        Fidelity (VIP II)
              International                              Index 500
  __%       AUL Fixed Interest Account      __%        Fidelity (VIP) Money
              (Not Available for SPVUL or                Market
               LSSPVUL)                                  (Not Available for DCA)
  __%       AUL American Bond               __%        Fidelity (VIP) Overseas
  __%       AUL American Equity             __%        Janus Flexible Income
  __%       AUL American Managed            __%        Janus Worldwide Growth
  __%       AUL American Money Market       __%        Safeco RST Growth
  __%       Alger American Growth           __%        Safeco RST Equity
  __%       Fidelity (VIP II) Asset Manager __%        T. Rowe Price Equity
                                                        Income
  __%       Fidelity (VIP II) Contrafund
  __%       Fidelity (VIP) Equity-Income

  ____  Yes, I would like Dollar Cost Averaging. (DCA)  $_______Monthly Amount
  ____  Yes, I would like Portfolio Rebalancing.

                                                                 (3-14253 2/99)

23.  Telephone Authorization

     ___  I elect to have transfer authorization.

     The Owner(s) hereby requests that American  United Life Insurance  Company
     (R) (AUL) accept and act upon telephone instructions set forth herein to:

     (1) Transfer values credited to my account in the AUL Individual Variable Universal Life Policy, or

     (2)  Change the allocation of future payments to the Policy.

     I understand that AUL can refuse to act on any telephone instructions if the caller cannot properly identify herself/himself or provide the Personal Identification Number (PIN). Any person who provides the proper identification and my PIN shall be deemed to be my representative and neither AUL nor any of its representatives shall be liable for acting on instructions believed to be genuine, provided AUL has complied with its customary procedures for establishing that the person requesting a transfer of or change in future allocations is authorized to do so. In consideration of AUL's acceptance of telephonic instructions, and except as provided below, I waive all rights to dispute any telephone instructions and agree to indemnify and hold AUL and the Separate Account harmless as to liability for any loss, expense or cost that arises out of any telephone charge effected.

     AUL reserves the right to modify or terminate telephone transfers at any time or for any reason AUL deems sufficient. Otherwise, this authorization will remain in effect until (1) the earlier of total disbursement by withdrawal or election of a settlement option; or (2) AUL's receipt of written cancellation of this authorization signed by the Owner(s); or (3) death of the Insured(s).

     This telephone authorization privilege is subject to the provisions of my Individual Policy Contract, the current Separate Account Prospectus and any other administrative procedures AUL may put into effect. I understand that prior to the end of the "free look" period, any instructions given shall not affect any contributions received by AUL during such period.

     Upon receipt of telephone instructions, AUL will immediately confirm in writing any requested account values. A change in allocation of premiums will be confirmed in writing following receipt of the first affected premium  payment.  I agree to  immediately  notify  AUL of any  discrepancy between the telephonic instructions intended to be given and the instructions that are subsequently confirmed as received by AUL. Failure to so notify AUL within 14 days of AUL's sending out such confirmation will release AUL of any and all liability for any loss which resulted from the failure to so notify AUL of such discrepancy if such loss could have been avoided by providing such notice in a timely fashion.


                                                                  3-14253 (2/99)

24.  Policy Delivery (If not completed, policy will be mailed to Owner.)

     Send to: __ Owner __ Representative
     Representative's remarks and special instructions:
     ___________________________________________________________________________
     ___________________________________________________________________________

--------------------------------------------------------------------------------
25.  Agreements

I represent that I have read and understand all the statements and answers in this application and that they are true and complete to the best of my knowledge and belief. It is agreed that:

     (a)  the  statements  and  answers  given  in  this   application  and  any
          amendments to it, or made to the medical examiner, will be the basis of any insurance issued;

     (b) no representative or medical examiner has the authority to make or alter any contract for the company;

     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only; and I must agree in writing to any other changes in this application (not applicable in NJ, PA or WV);

     (d) if a premium deposit is not given, then insurance shall take effect when all of the following are satisfied:

          (1)  a policy issued by the company is accepted by the applicant,
          (2)  the full first premium is paid, and
          (3)  to  the  best  of  the  applicant's   knowledge  the  health  and
               insurability of any person proposed for insurance has not changed since the date of this application.


     I and the  representative  certify that I have read, or had read to me, the
     completed   application   and  I  realize  that  any  false   statement  or
     misrepresentation herein may result in loss of coverage under the policy.

--------------------------------------------------------------------------------
26.  Home Office Endorsement (Not applicable in NJ, PA or WV)
     ___________________________________________________________________________
     ___________________________________________________________________________

--------------------------------------------------------------------------------
27.  Substitute W-9 Certification

     I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because:
     a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

                                                                  3-14253 (2/99)

28.  Fraud Warnings

     FRAUD WARNING (Not applicable to residents of AZ, ND, OR, TX, or WA)

     Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     COLORADO FRAUD WARNING

     It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

     FLORIDA FRAUD WARNING

     Any person who knowingly and with intent to injure, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     KENTUCKY FRAUD WARNING

     Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

     NEW JERSEY FRAUD WARNING

     Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     PENNSYLVANIA FRAUD WARNING

     Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

     ---------------------------------------------------------------------------
29.  Authorization

     I authorize any physician, or medical practitioner, hospital, and medical facility, insurance company, DMV, and the MIB to give to American United Life (AUL) and its reinsurers any of the following about me or my children, if they are to be insured: facts about physical and mental health; medical care, advice or treatment; hobbies, other insurance, flying, and driving record (which may include but is not limited to existing address); age, occupation, income, and the use of alcohol, drugs, and tobacco. Each person proposed for insurance may be asked to take a physical exam, where tests may be made of blood and urine. These tests may include tests for the presence and/or level of blood sugar, cocaine or other drugs, cholesterol, nicotine and, where permitted by law, antibodies to the Acquired Immune Deficiency Syndrome virus. All sources except the MIB may give these facts to any insurance support organization authorized by AUL to collect and transmit them. This data will be used to determine eligibility for insurance. A photocopy of this form shall be as valid as the original. This authorization will be valid for 30 days (180 days for AZ residents) from the date shown below. I can choose to be interviewed if an investigative consumer report is made. Upon request, I can receive a copy of the investigative consumer report.

     I have received the Notice of AUL's Information Practices, the Medical Information Bureau Notice, the Fair Credit Reporting Act Notice, and the Authorization and Acknowledgment. I or my authorized representative can receive a copy of this authorization form.

                                                                  3-14253 (2/99)

30.  Initial Premium Authorization

     ___ I have NOT made a premium deposit with this application nor have I received the Conditional Receipt.

     ___  I   have made a premium deposit in the amount of:

          $____________________ in connection with this application for life insurance. I have received and have read the Conditional Receipt. It has been explained to me by the representative, and I understand and agree to all the conditions and limitations. ALL CHECKS SHOULD BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R). Do not make checks payable to a representative or leave payee blank.

--------------------------------------------------------------------------------
31.  Signatures

     I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true. I also acknowledge that I have read the Fraud Warning in Section 25 of this application (not applicable to residents of AZ, ND, OR, TX, or WA). I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy including any required disclosure if the policy applied for will be in a qualified plan.
--------------------------------------------------------------------------------

     Caution: If your answers on this application are incorrect or untrue, AUL has the right to deny long-term care benefits or rescind your policy.

     Signed at __________________________________________ On __________________
                        (City, State)                             (Date)


                                         (Printed Names)         (Signatures)

     Proposed Insured (Child over age    _______________________________________
     15 must sign. If Proposed Insured   _______________________________________
     is under age 18, parent or          _______________________________________
     guardian must also sign.)           _______________________________________

     Payor, Owner, or Applicant Other    _______________________________________
     Than Proposed Insured               _______________________________________

--------------------------------------------------------------------------------
32.  Interview Information

     Home Phone #:(         )            Best time to call: __ a.m. __ p.m.
     Business Phone #: (           )                        __ a.m. __ p.m.
     (Show any unusual name pronunciation phonetically)_________________________ May we interview the spouse or an adult member of the family? __ Yes __ No

     The amount and duration of the death benefit may vary based on the investment performance of the separate accounts' investment return. The cash value may increase or decrease based on the investment performance of the separate accounts' investment return.

                                                                  3-14253 (2/99)

33.  Rep's Statement

     Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved? __ Yes __ No (If yes, give details in Section II and complete any state required replacement forms)

     Did you witness the signatures on this application? __ Yes __ No

     I certify that: (1) the information provided by the Owner and the Proposed Insured has been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the Owner and the Proposed Insured.

     __________________________________________________
     (Name of Registered Representative) (Please Print)

     __________________________________________________
    (Signature of Registered Representative)

     If American United Life has questions concerning this application, whom should we call at your office?

     Name: _________________________________       Phone #:_____________________
                  (Please Print)                   Fax #:  _____________________

     If you have questions completing this application or any other supporting documentation, please call 1-800-863-9354.

     Agency or Broker/Dealer:___________________________________________________
     Representative Code: ______________________________________________________

--------------------------------------------------------------------------------
34.  Principal Review

     Accepted by American United Life Insurance Company(R) at the Home Office by ______________________________________________ on _________________________
                (NASD Principal)                            (Date)

--------------------------------------------------------------------------------
35.  Mail Application To:

     American United Life Insurance Company       Overnight Deliveries:
     P.O. Box 7127                                American United Life Insurance
     Indianapolis, IN 46206-7127                  Company
                                                  One American Square
                                                  Indianapolis, IN 46282

                                                                  3-14253 (2/99)